                                                                       EXHIBIT 4


                               GLOBAL CERTIFICATE

        THIS NOTE IS AN UNSECURED OBLIGATION OF BANK OF BOSTON CORPORATION, IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF BANK OF BOSTON CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.



                          BANK OF BOSTON CORPORATION

                       Floating Rate Note Due June 1996

$100,000,000                                  June 20, 1994
REGISTERED
NO. 001
CUSIP No.: 060716BS5                          Boston, Massachusetts

        This certificate is a global certificate within the meaning of the Senior Indenture hereinafter referred to and is registered in the name of The Depository Trust Company ("DTC"), 55 Water Street, New York, New York, or its nominee, and until it is exchanged in whole or in part for Notes in definitive form, this certificate may not be transferred except as a whole by DTC, to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depositary or any nominee of such successor depositary. Beneficial interests in this certificate will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. The First National Bank of Boston (the "Bank") in Boston, Massachusetts and BancBoston Trust Company of New York in the Borough of Manhattan, The City of New York (collectively, the "Paying Agents") will act as Bank of Boston Corporation's Paying Agents with respect to this Note. Bank of Boston Corporation may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts. Unless this certificate is presented by an authorized representative of DTC to Bank of Boston Corporation or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of CEDE & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, CEDE & Co., has an interest herein.

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        For value received, Bank of Boston Corporation, a Massachusetts corporation hereinafter called the "Corporation," which term includes any successor corporation under the Senior Indenture referred to on the reverse hereof, for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $100,000,000 on June 20, 1996 (the "Date of Maturity) and to pay interest thereon quarterly on March 20, June 20, September 20 and December 20 of each year, commencing September 20, 1994 (each, an "Interest Payment Date"), at the rate per annum determined as provided on the reverse side hereof, until the principal hereof is paid or duly made available for payment. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid on this Note) to but excluding the related Interest Payment Date or the Date of Maturity, as the case may be. Interest payable prior to the Date of Maturity shall be payable to the person in whose name this Note is registered at the close of business on the fifteenth day prior to each Interest Payment Date (each, a "Regular Record Date"). The interest payable on the Date of Maturity shall be payable to the person to whom principal is payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee identified on the reverse hereof, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Senior Indenture. Payments of principal and interest hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall be made immediately available to the Holder hereof.

        This Note is one of the series of Floating Rate Notes Due June 1996 (the "Notes"). Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Authentication Agent by the manual signature of one of its authorized signatories, this Note shall not be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal to be hereunto affixed and attested as of the date first mentioned above.

                                  BANK OF BOSTON CORPORATION
                           [SEAL]

                                  By: /s/ BRADFORD H. WARNER
                                      ---------------------------
                                      Name:  Bradford H. Warner
                                      Title: Group Executive, Treasury
Attest: /s/ JANICE B. LIVA
        ---------------------------------
        Name:    Janice B. Liva
        Title:   Assistant General Counsel
                  and Assistant Clerk

This is one of the Securities of the series designated therein referred to in the within-mentioned Senior Indenture.

                                  NORWEST BANK MINNESOTA,
                                  NATIONAL ASSOCIATION
                                  as Authentication Agent


                                  By: /s/ RAYMOND S. HAVERSTOCK
                                      -------------------------
                                      Name:  Raymond S. Haverstock
                                      Title: Assistant Vice President

Dated:  June 20, 1994

                      ___________________________________


        This Note is one of a duly authorized issue of Securities of the Corporation, issued and to be issued under a Senior Indenture, dated as of June 15, 1992 (herein the "Senior Indenture"), between the Corporation and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. Copies of the Senior Indenture are on file and available for inspection at the offices of the Trustee located at 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479 or at such other place or places as the Trustee shall designate by notice to the person in whose name this Note is registered (the "Holder") on the Security Register (as defined below).

        The Notes are not subject to redemption prior to the Date of Maturity.

        The per annum rate of interest payable with respect to the Notes shall be equal to 27 basis points (.27%) above LIBOR (as defined herein) and will be reset on each Interest Payment Date (each such date an "Interest Reset Date"). The interest rate for the period from and including June 20, 1994 to but excluding September 20, 1994, the initial Interest Reset Date, shall be determined as described herein on the basis of LIBOR as of June 16, 1994. If any Interest Reset Date for the Notes would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. The interest rate with respect to each Interest Reset Date will be determined by the Bank, in its capacity as Calculation Agent (the "Calculation Agent"), on the second London Business Day immediately preceding the applicable Interest Reset Date (each such date an "Interest Determination Date"). The interest rate with respect to the Notes will in no event be higher than the maximum rate permitted by Massachusetts law, as the same may be modified by United States law of general application. "Business Day" means any day (other than a Saturday or a Sunday) that (i) in The City of New York or Boston, Massachusetts is not a day on which banking institutions are authorized or required by law, regulation or executive order to close and (ii) is also a London Business Day. "London Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

        If any Interest Payment Date for the Notes (other than the Date of Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day, except that, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Date of Maturity falls on a day that is not a Business Day, the payment of principal and interest shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Date of Maturity.

        "LIBOR" means, with respect to any Interest Determination Date, the rate for deposits in United States dollars having a maturity of three months, commencing on the second London Business Day immediately following such Interest Determination Date, that appears on the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for United States dollar deposits) (the "Designated LIBOR Page") as of 11:00 A.M., London time, on such Interest Determination Date. If no such rate appears on the Designated LIBOR Page as specified in the preceding sentence, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars having a maturity of three months, commencing on the second London Business Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a maturity of three months and in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such Interest Determination Date shall be LIBOR in effect on such Interest Determination Date.

        Accrued interest hereon shall be calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upward).

        The determination of any interest rate by the Calculation Agent shall be final and binding on the Holder hereof absent manifest error.

        If an Event of Default (as defined in the Senior Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Senior Indenture.

        The Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Senior Indenture at any time by the Corporation and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Senior Indenture, of each series affected thereby. The Senior Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of each series at the time, on behalf of the Holders of all Securities of each series, to waive compliance with certain provisions of the Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

        As provided in the Senior Indenture and subject to certain limitations therein set forth, this registered Note may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by the Corporation or the Security Registrar) or exchanged for other Notes of the same series at the office of BancBoston Trust Company of New York in The City of New York or the principal office of the Bank in Boston.

        The Notes are issuable only in denominations of $1,000 and integral multiples thereof.

        No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Corporation or the Trustee may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection therewith (or presentation of evidence that such tax or charge has been paid).

        Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

        All terms used in this Note which are defined in the Senior Indenture shall have the meanings assigned to them in the Senior Indenture.

        This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.